                                                                    Exhibit 10.4


                      [LETTERHEAD OF MASTECH CORPORATION]
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                                                                     May 6, 1991

Mr. Shekar Sivasubramanian
4700 Roanoke Parkway
Apt. #502
Kansas City, MO  64112


Dear Mr. Sivasubramanian:


Welcome on board. We are really pleased that you are joining us, and look forward to a long-term and mutually beneficial relationship.

In accordance with our discussion, the following are the terms of your employment with Mastech Systems Corporation. If you agree with them, please sign in the space indicated on Page 2.

 1.  Duties.  You will be employed with the title of Project Leader and will
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     render all reasonable duties expected of a Team Leader, Systems Analyst and
     Software Developer. These services will be provided at locations designated by Mastech and will include the offices of Mastech's clients. During the term of this agreement, you will devote your full abilities to the performance of your duties, and agree to comply with Mastech's reasonable policies and standards.

 2.  Compensation. You will be paid at the rate of $48,00 per year (gross),
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     payable in twelve monthly installments at the end of each month. Applicable federal and state taxes will be deducted from your gross earnings. As your responsibilities within Mastech increase, your compensation will be adjusted accordingly.

 3.  Relocation.  Expenses incurred in connection with your relocation will be
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     reimbursed at actuals or at a fixed rate.  However, for your settling expenses at your project site, you will be reimbursed actual expenses subject to a maximum of $750.

 4.  Health Insurance. You and your immediate family will receive health/dental,
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     life and long-term disability insurance coverage through Mastech's insurance carriers.

 5.  Legal Formalities.  Legal fees incurred in connection with immigration
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     formalities will be shared equally between you and Mastech.

 6.  Vacation and Holidays.  The company's vacation policy is detailed in the
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     Employee Policy Manual.

Mr. Shekar Sivasubramanian
May 6, 1991
Page 2 of 3


 7.  Performance Review. Your performance will be reviewed at the end of your
     ------------------
     first twelve months of employment with Mastech and annually thereafter, with subsequent adjustment in your compensation.

 8.  Reports. You will provide Mastech with any reports that are deemed
     -------
     necessary,including periodic summaries of your work-related activities and accomplishments.

 9.  Confidentiality. You will hold in trust and not disclose to any party,
     ---------------
     directly or indirectly, during your employment with Mastech and thereafter, any confidential information relating to research, development, trade secrets, customer/prospect lists or business affairs of Mastech or its clients.

10.  Non-Solicitation.  You agree not to join any competitive software services
     ----------------
     company, directly or indirectly, for a period of two years following the termination of your employment with Mastech. However, you are free to join a client (e.g., IBM) as an employee.

11.  Complete Agreement. The statements in this Agreement constitute the
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     complete agreement between you and Mastech, and may not be amended or modified unless signed in writing by both parties.

12.  Governing Law. This Agreement shall be governed by and construed and
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     enforced in accordance with the laws of Pennsylvania.

13.  Severability.  The invalidity of enforceability of any particular
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     provision of the agreement will not affect the other provisions mentioned.

All of the above terms will be effective once your H-1 visa application has been applied for and approved.

If you agree with the terms stated in this Agreement, please indicate so by signing on the next page. If not, give me a call and we can clarify any points that you like.

Mr. Shekar Sivasubramanian
May 6, 1991
Page 3 of 3


We're very pleased that you'll be working with us, and we will do all we can to ensure that the transition is smooth, and that our relationship is mutually beneficial.

                              Sincerely,

                              /s/ Sunil Wadhwani

                              Sunil Wadhwani
                              Director

I agree with the terms stated in this letter.


/s/ Shekar Sivasubramanian                  05/11/91
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Mr. Shekar Sivasubramanian                  Date